Exhibit 99.1

Guidewire Announces First Quarter Fiscal Year 2024 Financial Results

SAN MATEO, Calif., December 7, 2023 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended October 31, 2023.

“We are thrilled with our first quarter financial results and the continued momentum in Guidewire Cloud Platform with another seven cloud deals closed,” said Mike Rosenbaum, chief executive officer, Guidewire. “The excitement around Guidewire Cloud Platform was on full display at our annual customer conference, Connections, where approximately 3,000 members from our customer and partner communities came together to share success stories, collaborate, and learn more about Innsbruck, our latest and ninth cloud release.”

“We are off to a strong start to the fiscal year with ARR finishing above the high end of our outlook, and margins significantly beating our expectations,” said Jeff Cooper, chief financial officer, Guidewire. “We are at an exciting inflection point with respect to profitability and are raising our profitability targets for the year.”

First Quarter Fiscal Year 2024 Financial Highlights

Revenue
•Total revenue for the first quarter of fiscal year 2024 was $207.4 million, an increase of 6% from the same quarter in fiscal year 2023. Subscription and support revenue was $127.6 million, an increase of 29%; services revenue was $45.8 million, a decrease of 17%; and license revenue was $34.0 million, a decrease of 17%.
•As of October 31, 2023, annual recurring revenue, or ARR, was $770 million, compared to $763 million as of July 31, 2023. ARR results for interim quarterly periods in fiscal year 2024 are based on actual currency rates at the end of fiscal year 2023, held constant throughout the year.

Profitability
•GAAP loss from operations was $33.8 million for the first quarter of fiscal year 2024, compared with GAAP loss from operations of $74.6 million for the same quarter in fiscal year 2023.
•Non-GAAP income from operations was $4.1 million for the first quarter of fiscal year 2024, compared with Non-GAAP loss from operations of $35.9 million for the same quarter in fiscal year 2023.
•GAAP net loss was $27.1 million for the first quarter of fiscal year 2024, compared with $69.3 million for the same quarter in fiscal year 2023. GAAP net loss per share was $0.33, based on diluted weighted average shares outstanding of 81.7 million, compared to a GAAP net loss per share of $0.83 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 83.3 million.
•Non-GAAP net loss was $0.3 million for the first quarter of fiscal year 2024, compared with Non-GAAP net loss of $9.9 million for the same quarter in fiscal year 2023. Non-GAAP net income/loss per share was $0.00, based on diluted weighted average shares outstanding of 81.7 million, compared to a Non-GAAP net loss per share of $0.12 for the same quarter in fiscal year 2023, based on diluted weighted average shares outstanding of 83.3 million.

Liquidity and Capital Resources
•The Company had $853.6 million in cash, cash equivalents, and investments at October 31, 2023, compared to $927.5 million at July 31, 2023. The Company used $72.1 million in cash from operations during the first quarter of fiscal year 2024.

Business Outlook
Guidewire is issuing the following outlook for the second quarter of fiscal year 2024 based on current expectations:
•ARR between $793 million and $798 million
•Total revenue between $237 million and $243 million
•Operating income (loss) between $(24) million and $(19) million
•Non-GAAP operating income (loss) between $15 million and $20 million

Guidewire is updating the outlook for fiscal year 2024 based on current expectations as follows:
•ARR between $846 million and $858 million
•Total revenue between $976 million and $986 million
•Operating income (loss) between $(75) million and $(65) million
•Non-GAAP operating income (loss) between $82 million and $92 million
•Operating cash flow between $115 million and $135 million

Conference Call Information

What:	Guidewire First Quarter Fiscal Year 2024 Financial Results Conference Call
When:	Thursday, December 7, 2023
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13742810, Domestic
Replay	(412) 317-6671, Passcode 13742810, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible notes, and the related tax effects of the non-GAAP adjustments. Additionally, Non-GAAP net income (loss) per share excludes the interest expense on convertible debt. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, and stock-based compensation.
Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the fiscal quarter ended October 31, 2023, the recurring license and support or subscription contract value recognized as services revenue was $3.0 million.

Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and machine learning to deliver our platform as a cloud service. More than 540 insurers in 40 countries, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with more than 1,600 successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on X (formerly known as Twitter) @Guidewire_PandC and LinkedIn.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our product leadership, cloud deals, financial targets, gross and operating margins, profitability, and our associated business plan, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by Guidewire from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations and security; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; recent global events (including, without limitation, the ongoing wars between Israel and Hamas and between Russia and Ukraine, escalating tensions in the South China Sea, inflation higher than we have seen in decades, global pandemics, bank failures and associated financial instability and crises, and supply chain issues) and their impact on our employees and our business and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services or products or unauthorized access to our customers’ data, particularly in connection with our transition to a hybrid in-person and remote workforce; our competitive environment and changes thereto; issues in the development and use of artificial intelligence and machine learning combined with an uncertain regulatory environment; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, artificial intelligence and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates in countries such as Argentina; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2023	July 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$301,419	$401,813
Short-term investments	411,528	396,872
Accounts receivable, net	93,083	151,034
Unbilled accounts receivable, net	109,231	87,752
Prepaid expenses and other current assets	61,537	62,132
Total current assets	976,798	1,099,603
Long-term investments	140,644	128,782
Unbilled accounts receivable, net	6,883	11,112
Property and equipment, net	55,280	54,499
Operating lease assets	50,402	52,373
Intangible assets, net	13,106	14,473
Goodwill	372,214	372,214
Deferred tax assets, net	239,822	226,875
Other assets	64,448	67,957
TOTAL ASSETS	$1,919,597	$2,027,888
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,210	$34,627
Accrued employee compensation	46,686	103,980
Deferred revenue, net	171,103	206,923
Other current liabilities	25,376	27,731
Total current liabilities	262,375	373,261
Lease liabilities	40,872	42,972
Convertible senior notes, net	397,601	397,171
Deferred revenue, net	3,915	5,988
Other liabilities	9,185	9,030
Total liabilities	713,948	828,422
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,867,467	1,831,267
Accumulated other comprehensive income (loss)	(16,805)	(13,859)
Retained earnings (accumulated deficit)	(645,021)	(617,950)
Total stockholders’ equity	1,205,649	1,199,466
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,919,597	$2,027,888

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2023	2022
Revenue:
Subscription and support	$127,627	$99,068
License	34,025	40,952
Services	45,755	55,262
Total revenue	207,407	195,282
Cost of revenue(1):
Subscription and support	48,054	55,691
License	1,219	1,873
Services	45,842	65,566
Total cost of revenue	95,115	123,130
Gross profit:
Subscription and support	79,573	43,377
License	32,806	39,079
Services	(87)	(10,304)
Total gross profit	112,292	72,152
Operating expenses(1):
Research and development	62,469	58,170
Sales and marketing	44,581	46,468
General and administrative	39,023	42,067
Total operating expenses	146,073	146,705
Income (loss) from operations	(33,781)	(74,553)
Interest income	10,613	4,638
Interest expense	(1,683)	(1,674)
Other income (expense), net	(13,742)	(13,824)
Income (loss) before provision for (benefit from) income taxes	(38,593)	(85,413)
Provision for (benefit from) income taxes	(11,522)	(16,095)
Net income (loss)	$(27,071)	$(69,318)
Net income (loss) per share:
Basic and diluted	$(0.33)	$(0.83)
Shares used in computing net income (loss) per share:
Basic and diluted	81,690,912	83,320,967

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2023	2022
Stock-based compensation expense:
Cost of subscription and support revenue	$3,462	$3,468
Cost of license revenue	95	147
Cost of services revenue	4,789	5,349
Research and development	9,986	9,291
Sales and marketing	7,729	6,887
General and administrative	10,036	9,954
Total stock-based compensation expense	$36,097	$35,096

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended October 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(27,071)	$(69,318)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,442	7,623
Amortization of debt issuance costs	430	423
Amortization of contract costs	4,064	4,490
Stock-based compensation	36,097	35,096
Changes to allowance for credit losses and revenue reserves	128	(72)
Deferred income tax	(13,220)	(18,035)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(2,927)	98
Other non-cash items affecting net income (loss)	(29)	34
Changes in operating assets and liabilities:
Accounts receivable	57,193	55,245
Unbilled accounts receivable	(17,250)	(20,659)
Prepaid expenses and other assets	(6,560)	(839)
Operating lease assets	1,971	3,768
Accounts payable	(16,982)	847
Accrued employee compensation	(54,576)	(45,548)
Deferred revenue	(37,893)	(33,575)
Lease liabilities	(1,601)	(4,441)
Other liabilities	701	(2,572)
Net cash provided by (used in) operating activities	(72,083)	(87,435)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(160,239)	(169,232)
Maturities and sales of available-for-sale securities	137,386	119,291
Purchases of property and equipment	(998)	(604)
Capitalized software development costs	(3,692)	(3,697)
Acquisition of strategic investments	(250)	(181)
Net cash provided by (used in) investing activities	(27,793)	(54,423)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase and retirement of common stock	—	(200,000)
Net cash provided by (used in) financing activities	—	(200,000)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(4,303)	(2,992)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(104,179)	(344,850)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	406,790	614,686
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$302,611	$269,836

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2023	2022
Gross profit reconciliation:
GAAP gross profit	$112,292	$72,152
Non-GAAP adjustments:
Stock-based compensation	8,346	8,964
Amortization of intangibles	485	1,905
Non-GAAP gross profit	$121,123	$83,021

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(33,781)	$(74,553)
Non-GAAP adjustments:
Stock-based compensation	36,097	35,096
Amortization of intangibles	1,367	2,787
Acquisition consideration holdback	386	773
Non-GAAP income (loss) from operations	$4,069	$(35,897)

Net income (loss) reconciliation:
GAAP net income (loss)	$(27,071)	$(69,318)
Non-GAAP adjustments:
Stock-based compensation	36,097	35,096
Amortization of intangibles	1,367	2,787
Acquisition consideration holdback	386	773
Amortization of debt issuance costs	430	423
Tax impact of non-GAAP adjustments	(11,493)	20,378
Non-GAAP net income (loss)	$(284)	$(9,861)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(11,522)	$(16,095)
Non-GAAP adjustments:
Stock-based compensation	3,379	27,626
Amortization of intangibles	128	2,194
Acquisition consideration holdback	36	608
Amortization of debt issuance costs	40	333
Tax impact of non-GAAP adjustments	7,910	(51,139)
Non-GAAP tax provision (benefit)	$(29)	$(36,473)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2023	2022
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$(0.33)	$(0.83)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.42
Amortization of intangibles	0.02	0.03
Acquisition consideration holdback	—	0.01
Amortization of debt issuance costs	0.01	0.01
Tax impact of non-GAAP adjustments	(0.14)	0.24
Non-GAAP net income (loss) per share – diluted	$—	$(0.12)

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	81,690,912	83,320,967

The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended October 31,
	2023	2022
Free cash flow:
Net cash provided by (used in) operating activities	$(72,083)	$(87,435)
Purchases of property and equipment	(998)	(604)
Capitalized software development costs	(3,692)	(3,697)
Free cash flow	$(76,773)	$(91,736)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Second Quarter Fiscal Year 2024			Fiscal Year 2024
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(24)	—	$(19)	$(75)	—	$(65)
Non-GAAP adjustments:
Stock-based compensation	38	—	38	150	—	150
Amortization of intangibles	1	—	1	6	—	6
Acquisition consideration holdback	—	—	—	1	—	1
Non-GAAP income (loss) from operations	$15	—	$20	$82	—	$92